Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-3) and related Prospectus of Performance Shipping Inc. for the registration of common shares,  preferred stock purchase rights, preferred shares, debt securities, warrants, purchase contracts, rights, depositary shares, units and up to 7,411,022 common shares underlying previously-issued warrants and to the incorporation by reference therein of our report dated March 23, 2023, with respect to the consolidated financial statements of Performance Shipping Inc. included in its Report on Form 6-K dated March 23, 2023 and our report dated March 11, 2022, with respect to the consolidated financial statements of Performance Shipping Inc., included in its Annual Report (Form 20-F) for the year ended December 31, 2021, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
April 21, 2023